Exhibit 99.1

Pall Corporation Reports Second Quarter Results
PORT WASHINGTON, N.Y., February 27, 2014 -- Pall Corporation (NYSE:PLL) today reported financial results for the second quarter ended January 31, 2014.

Second Quarter and Six Months Continuing Operations Sales and Earnings Overview (1)
Second quarter sales were $677.0 million compared to $662.5 million last year. Sales in local currency (“LC”) were up 4%. Diluted EPS were $0.75 in the quarter, compared to $0.70 last year. Pro forma diluted EPS(1) were $0.82, a 12% increase compared to $0.73 a year earlier, including a negative impact of approximately $0.04 from foreign currency translation.
Sales in the six months were $1.3 billion, an increase of 1% year over year. Sales in LC were up 3%. Diluted EPS were $1.38 in the six months, compared to $1.48 last year. Pro forma diluted EPS(1) were $1.52, an 8% increase compared to $1.41 a year earlier, including a negative impact of approximately $0.06 from foreign currency translation.
Larry Kingsley, Pall Chairman and CEO, said, “We delivered a very solid second quarter, keeping us firmly on track to achieve the plan for the year. Solid execution and better fixed cost management drove the strong incremental margins, which more than offset the significant foreign currency headwinds we faced.”
Life Sciences – Second Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JAN. 31, 2014	JAN. 31, 2013	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$ 218	$ 202	8	9
Food & Beverage	44	45	(3)	(0)
Medical	57	53	6	7
Total Consumables	319	300	6	7
Systems	34	29	17	20
Total Life Sciences segment	$ 353	$ 329	7	8

Gross profit	$ 200	$ 192
% of sales	56.6	58.4
Segment profit	$ 91	$ 82
% of sales	25.7	25.1
BioPharmaceuticals: Consumables sales grew 9% compared to last year, on overall market strength and growth in single-use systems.
Food and Beverage: Consumables sales were flat compared to last year after a strong first quarter.
Medical: Consumables sales grew 7% compared to last year, on OEM medical sales from our recently acquired Medistad division, and strength in water products for hospital critical care applications.

Systems: Sales grew 20% compared to last year, largely due to the timing of Food & Beverage projects.

Industrial – Second Quarter Highlights

(Dollar Amounts in Millions and Discussion of Sales Changes are in Local Currency)

Sales:	JAN. 31, 2014	JAN. 31, 2013	% CHANGE	% CHANGE IN LC
Process Technologies	$ 140	$ 143	(2)	(0)
Aerospace	53	61	(12)	(12)
Microelectronics	77	68	13	19
Total Consumables	270	272	(1)	2
Systems	54	61	(12)	(9)
Total Industrial segment	$ 324	$ 333	(3)	0

Gross profit	$ 144	$ 150
% of sales	44.5	45.0
Segment profit	$ 47	$ 48
% of sales	14.5	14.4
Process Technologies: Consumables sales were flat compared to last year, on strength in Power Generation and Machinery & Equipment offset by weakness in Fuels & Chemicals.
Aerospace: Consumables sales decreased 12% compared to last year, on large aftermarket sales in Q2 of last year that did not repeat.
Microelectronics: Consumables sales grew 19% compared to last year, on continued market strength and new business wins in all regions.
Systems: Sales decreased 9% compared to last year, primarily due to timing of capital spend in Fuels & Chemicals.
Conclusion/Outlook
Kingsley concluded, “Given our solid operating performance and our strong order rates, we are tightening our EPS guidance range while maintaining our original mid-point. We now expect full year pro forma EPS to be between $3.35 and $3.45—which includes the absorption of approximately 10 cents of EPS headwind from the ATMI LifeSciences acquisition and translational foreign currency.” (1)
Conference Call
On Thursday, February 27, 2014, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

Forward-Looking Statements
The matters discussed in this press release contain “forward-looking statements” as defined in the Private Securities Litigation Reform

Act of 1995. Results for the second quarter of fiscal year 2014 are preliminary until our Form 10-Q is filed with the Securities and Exchange Commission on or before March 12, 2014. Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2013 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of disruptions in the supply of raw materials and key components from suppliers, including limited or single source suppliers; the impact of terrorist acts, conflicts and wars or natural disasters; the extent to which special U.S. and foreign government laws and regulations may expose the Company to liability or impair its ability to compete in international markets; the impact of economic, political, social and regulatory instability in emerging markets, and other risks characteristic of doing business in emerging markets; fluctuations in foreign currency exchange rates and interest rates; the impact of a significant disruption in, or breach in security of, the Company’s information technology systems, or the failure to implement, manage or integrate new systems, software or technologies successfully; the Company’s ability to successfully complete or integrate acquisitions; the Company’s ability to develop innovative and competitive new products; the impact of global and regional economic conditions and legislative, regulatory and political developments; the Company’s ability to comply with a broad array of regulatory requirements; the loss of one or more members of the Company’s senior management team and its ability to recruit and retain qualified management personnel; changes in the demand for the Company’s products and the maintenance of business relationships with key customers; changes in product mix and product pricing, particularly with respect to systems products and associated hardware and devices for the Company’s consumable filtration products; product defects and unanticipated use or inadequate disclosure with respect to the Company’s products; the Company’s ability to deliver its backlog on time; increases in manufacturing and operating costs and/or the Company’s ability to achieve the savings anticipated from its structural cost improvement initiatives; the impact of environmental, health and safety laws and regulations and violations; the Company’s ability to enforce patents or protect proprietary products and manufacturing techniques; costs and outcomes of pending or future litigation and the availability of insurance or indemnification rights; changes in the Company’s effective tax rate; the Company’s ability to compete effectively in domestic and global markets; and the effect of the restrictive covenants in the Company’s debt facilities. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.
Notes to Release:

(1)
Pro forma diluted EPS are defined as Reported diluted EPS on a continuing operations basis adjusted for “Discrete Items.” Discrete items are defined as Restructuring & Other Charges (ROTC) and other items that are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. A reconciliation of Reported to Pro forma amounts can be found in the Reconciliation of Pro forma Earnings table accompanying this release.

(2)	Cash flows in the six months ended January 31, 2013 are inclusive of discontinued operations.

# # #
Contact:
Pall Corporation
R. Brent Jones
Vice President Finance & Treasurer
Telephone: 516-801-9871
Email: investor_relations@pall.com

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	JAN. 31, 2014	JUL. 31, 2013

Assets:

Cash and cash equivalents	$ 951,834	$ 936,886
Accounts receivable	536,755	566,335
Inventories	394,865	381,047
Other current assets	155,395	165,761
Total current assets	2,038,849	2,050,029

Property, plant and equipment	789,342	774,948
Other assets	645,323	647,862
Total assets	$ 3,473,514	$ 3,472,839

Liabilities and Stockholders' Equity:

Short-term debt	$ 305,335	$ 170,387
Accounts payable, income taxes and other current liabilities	471,929	558,684
Total current liabilities	777,264	729,071

Long-term debt, net of current portion	463,674	467,319
Deferred taxes and other non-current liabilities	485,548	461,493
Total liabilities	1,726,486	1,657,883

Stockholders' equity	1,747,028	1,814,956
Total liabilities and stockholders' equity	$ 3,473,514	$ 3,472,839

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2014	JAN. 31, 2013	JAN. 31, 2014	JAN. 31, 2013

Net sales	$ 676,969	$ 662,455	$ 1,306,748	$ 1,290,055
Cost of sales	332,710	320,492	636,775	621,009
Gross profit	344,259	341,963	669,973	669,046
% of sales	50.9%	51.6%	51.3%	51.9%
Selling, general and administrative expenses	196,299	206,009	391,183	401,974
% of sales	29.0%	31.1%	29.9%	31.2%
Research and development	24,979	23,399	48,246	45,974
Operating profit	122,981	112,555	230,544	221,098
% of sales	18.2%	17.0%	17.6%	17.1%
Restructuring and other charges ("ROTC") (a)	9,170	4,399	18,368	8,673
Interest expense, net (c)	5,195	6,017	11,172	5,449
Earnings from continuing operations before income taxes	108,616	102,139	201,004	206,976
Provision for income taxes (b)	24,950	21,820	45,825	37,492
Net earnings from continuing operations	$ 83,666	$ 80,319	$ 155,179	$ 169,484
Earnings/(loss) from discontinued operations, net of income taxes	-	(3,549)	-	246,758
Net Earnings	$ 83,666	$ 76,770	$ 155,179	$ 416,242

Average shares outstanding:
Basic	110,720	112,420	111,263	113,398
Diluted	111,980	113,809	112,532	114,784

Earnings/(loss) per share:
From continuing operations:
Basic	$ 0.76	$ 0.71	$ 1.39	$ 1.49
Diluted	$ 0.75	$ 0.70	$ 1.38	$ 1.48

From discontinued operations:
Basic	-	$ (0.03)	-	$ 2.18
Diluted	-	$ (0.03)	-	$ 2.15

Total
Basic	$ 0.76	$ 0.68	$ 1.39	$ 3.67
Diluted	$ 0.75	$ 0.67	$ 1.38	$ 3.63

Pro forma diluted earnings per share:
From continuing operations	$ 0.82	$ 0.73	$ 1.52	$ 1.41

PALL CORPORATION
RECONCILIATION OF PRO FORMA EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2014	JAN. 31, 2013	JAN. 31, 2014	JAN. 31, 2013

Pro forma earnings reconciliation from continuing operations
Net earnings from continuing operations as reported	$ 83,666	$ 80,319	$ 155,179	$ 169,484
Discrete items:
ROTC, after pro forma tax effect (a)	8,265	3,122	15,783	6,962
Tax adjustments (b)	-	-	-	(10,193)
Interest adjustments, after pro forma tax effect (c)	-	-	-	(4,268)
Total discrete items	8,265	3,122	15,783	(7,499)
Pro forma earnings from continuing operations	$ 91,931	$ 83,441	$ 170,962	$ 161,985

					FISCAL YEAR
	SECOND QUARTER ENDED		SIX MONTHS ENDED		2014 (ESTIMATE AT
	JAN. 31, 2014	JAN. 31, 2013	JAN. 31, 2014	JAN. 31, 2013	MIDPOINT)

Diluted earnings per share from continuing operations as reported	$ 0.75	$ 0.70	$ 1.38	$ 1.48	$ 3.26
Discrete items:
ROTC, after pro forma tax effect (a)	0.07	0.03	0.14	0.06	0.14
Tax adjustments (b)	-	-	-	(0.09)	-
Interest adjustments, after pro forma tax effect (c)	-	-	-	(0.04)	-
Total discrete items	0.07	0.03	0.14	(0.07)	0.14
Pro forma diluted earnings per share from continuing operations	$ 0.82	$ 0.73	$ 1.52	$ 1.41	$ 3.40

Pro forma earnings measures exclude the items described below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific tax rates.

(a) ROTC in the quarter and six months ended January 31, 2014 of $9,170 ($8,265 after pro forma tax effect of $905) and $18,368 ($15,783 after pro forma tax effect of $2,585), respectively primarily includes severance costs related to the Company's structural cost improvement initiative. The six months ended January 31, 2014 also includes an increase to environmental reserves.

ROTC in the quarter and six months ended January 31, 2013 of $4,399 ($3,122 after pro forma tax effect of $1,277) and $8,673 ($6,962 after pro forma tax effect of $1,711), respectively primarily includes costs related to the Company's structural cost improvement initiative.

(b) Provision for income taxes in the six months ended January 31, 2013 includes a net benefit of $10,193 related to the resolution of a U.S. tax audit partially offset by the tax cost of repatriation of foreign earnings.

(c) Interest expense, net, in the six months ended January 31, 2013 includes the reversal of accrued interest of $6,704 ($4,268 after pro forma tax effect of $2,436) related to the resolution of a U.S. tax audit as described in (b) above.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	SIX MONTHS ENDED
	JAN. 31, 2014	JAN. 31, 2013	(2)

Net cash provided by operating activities	$ 205,595	$ 89,382

Investing activities:

Acquisitions of businesses	(5,299)	-
Capital expenditures	(34,663)	(42,403)
Proceeds from sale of assets	1,953	542,088
Other	2,356	1,062
Net cash provided/(used) by investing activities	(35,653)	500,747

Financing activities:

Dividends paid	(58,408)	(52,634)
Notes payable and long-term borrowings/(repayments)	130,661	29,800
Purchase of treasury stock	(250,000)	(250,000)
Other	16,574	33,049
Net cash used by financing activities	(161,173)	(239,785)

Cash flow for period	8,769	350,344
Cash and cash equivalents at beginning of year	936,886	500,274
Effect of exchange rate changes on cash	6,179	19,614
Cash and cash equivalents at end of period	$ 951,834	$ 870,232

Free cash flow:
Net cash provided by operating activities	$ 205,595	$ 89,382
Less capital expenditures	34,663	42,403
Free cash flow	$ 170,932	$ 46,979

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	SECOND QUARTER ENDED		SIX MONTHS ENDED
	JAN. 31, 2014	JAN. 31, 2013	JAN. 31, 2014	JAN. 31, 2013

Life Sciences
Sales	$ 353,230	$ 329,182	$ 672,176	$ 629,133
Cost of sales	153,167	137,046	290,034	261,043
Gross profit	200,063	192,136	382,142	368,090
% of sales	56.6%	58.4%	56.9%	58.5%

Selling, general and administrative expenses	92,959	94,414	187,050	185,319
% of sales	26.3%	28.7%	27.8%	29.5%
Research and development	16,248	15,245	31,191	30,452
Segment profit	$ 90,856	$ 82,477	$ 163,901	$ 152,319
% of sales	25.7%	25.1%	24.4%	24.2%

Industrial
Sales	$ 323,739	$ 333,273	$ 634,572	$ 660,922
Cost of sales	179,543	183,446	346,741	359,966
Gross profit	144,196	149,827	287,831	300,956
% of sales	44.5%	45.0%	45.4%	45.5%

Selling, general and administrative expenses	88,574	93,569	173,403	184,564
% of sales	27.4%	28.1%	27.3%	27.9%
Research and development	8,731	8,154	17,055	15,522
Segment profit	$ 46,891	$ 48,104	$ 97,373	$ 100,870
% of sales	14.5%	14.4%	15.3%	15.3%

Consolidated:
Segment profit	$ 137,747	$ 130,581	$ 261,274	$ 253,189
Corporate services group	14,766	18,026	30,730	32,091
Operating profit	122,981	112,555	230,544	221,098
% of sales	18.2%	17.0%	17.6%	17.1%
ROTC	9,170	4,399	18,368	8,673
Interest expense, net	5,195	6,017	11,172	5,449
Earnings from continuing operations before income taxes	$ 108,616	$ 102,139	$ 201,004	$ 206,976

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)

				EXCHANGE	% CHANGE
SECOND QUARTER ENDED	JAN. 31, 2014	JAN. 31, 2013	% CHANGE	RATE IMPACT	IN LOCAL CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$ 218,625	$ 201,657	8.4	$ (1,387)	9.1
Food & Beverage	44,054	45,287	(2.7)	(1,044)	(0.4)
Medical	56,660	53,292	6.3	(149)	6.6
Total Consumables	319,339	300,236	6.4	(2,580)	7.2
Systems	33,891	28,946	17.1	(844)	20.0
Total Life Sciences	$ 353,230	$ 329,182	7.3	$ (3,424)	8.3

By Region:
Americas	$ 102,313	$ 104,018	(1.6)	$ (2,458)	0.7
Europe	186,825	159,360	17.2	4,915	14.2
Asia	64,092	65,804	(2.6)	(5,881)	6.3
Total Life Sciences	$ 353,230	$ 329,182	7.3	$ (3,424)	8.3

Industrial
By Product/Market:
Process Technologies	$ 139,664	$ 143,146	(2.4)	$ (3,070)	(0.3)
Aerospace	53,322	60,578	(12.0)	177	(12.3)
Microelectronics	76,976	68,264	12.8	(4,568)	19.5
Total Consumables	269,962	271,988	(0.7)	(7,461)	2.0
Systems	53,777	61,285	(12.3)	(2,285)	(8.5)
Total Industrial	$ 323,739	$ 333,273	(2.9)	$ (9,746)	0.1

By Region:
Americas	$ 107,843	$ 105,636	2.1	$ (1,289)	3.3
Europe	96,805	105,502	(8.2)	1,893	(10.0)
Asia	119,091	122,135	(2.5)	(10,350)	6.0
Total Industrial	$ 323,739	$ 333,273	(2.9)	$ (9,746)	0.1

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY PRODUCT/MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
SIX MONTHS ENDED	JAN. 31, 2014	JAN. 31, 2013	% CHANGE	IMPACT	CURRENCY

Life Sciences			|-------------- Increase/(Decrease) -------------|
By Product/Market:
BioPharmaceuticals	$ 414,743	$ 388,898	6.6	$ (2,376)	7.3
Food & Beverage	87,623	86,833	0.9	(1,583)	2.7
Medical	112,377	100,874	11.4	150	11.3
Total Consumables	614,743	576,605	6.6	(3,809)	7.3
Systems	57,433	52,528	9.3	(600)	10.5
Total Life Sciences	$ 672,176	$ 629,133	6.8	$ (4,409)	7.5

By Region:
Americas	$ 200,089	$ 201,816	(0.9)	$ (3,665)	1.0
Europe	348,755	303,025	15.1	11,261	11.4
Asia	123,332	124,292	(0.8)	(12,005)	8.9
Total Life Sciences	$ 672,176	$ 629,133	6.8	$ (4,409)	7.5

Industrial
By Product/Market:
Process Technologies	$ 264,742	$ 293,115	(9.7)	$ (4,899)	(8.0)
Aerospace	112,093	116,488	(3.8)	352	(4.1)
Microelectronics	148,392	138,446	7.2	(9,442)	14.0
Total Consumables	525,227	548,049	(4.2)	(13,989)	(1.6)
Systems	109,345	112,873	(3.1)	(2,437)	(1.0)
Total Industrial	$ 634,572	$ 660,922	(4.0)	$ (16,426)	(1.5)

By Region:
Americas	$ 208,418	$ 210,309	(0.9)	$ (2,171)	0.1
Europe	195,501	204,179	(4.3)	5,004	(6.7)
Asia	230,653	246,434	(6.4)	(19,259)	1.4
Total Industrial	$ 634,572	$ 660,922	(4.0)	$ (16,426)	(1.5)